                                                                  EXHIBIT NO. 5

                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]



                               December 22, 1997

Equifax Inc.
1600 Peachtree Street, N.W.
Atlanta, Georgia  30309

  Re:  Equifax Inc.
       Registration Statement on Form S-3
       ----------------------------------

Ladies and Gentlemen:

  We have acted as counsel for Equifax Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), of an aggregate of 266,374 shares of the Company's Common Stock, $
1.25 par value per share, to be sold by certain Selling Shareholders named in the Registration Statement (the "Shares").

  In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and certificates of public officials as we have deemed appropriate for the purposes of providing this opinion.

  In our examination, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

  Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable under the laws of the State of Georgia as in effect on this date.

  We hereby consent to the reference to our Firm under the heading "legal opinion" in the Prospectus contained in the Registration Statement and to the filing of this Opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                          Very truly yours,


                                         /s/ Hunton & Williams
                                         -----------------------------------
                                         Hunton & Williams